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                                                        EXHIBIT 23.1(g)


                     INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Advanced Communications Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Advanced Communications Group, Inc. of our report dated
March 20, 1998, relating to the balance sheets of Great Western Directories, Inc. as of December 31, 1996 and 1997, and the related statements of operations and cash flows for the year ended January 31, 1996, and for each of the years in the two-year period ended December 31, 1997, and the related statements of stockholders' equity for the year ended January 31, 1996, the eleven months ended December 31, 1996, and the year ended December 31, 1997, which report appears in the Advanced Communications Group, Inc.'s Current Report on Form 8-K dated March 5, 1998, and filed with the Commission on March 5, 1998, as amended by the Company's Current Report on Form 8-K/A dated May 4, 1998 and filed with the Commission on May 4, 1998.


/s/ KPMG LLP




St. Louis, Missouri
January 27, 1999